As filed with the Securities and Exchange Commission on January 19, 2001
                                                  Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            -----------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            -----------------------

                              COMCAST CORPORATION
             (Exact name of Registrant as specified in its charter)

                            -----------------------

        Pennsylvania                                        23-1709202
        --------------                                     ------------
  (State or jurisdiction of                              (I.R.S. Employer
incorporation or organization)                         Identification Number)
                      See Table of Additional Registrants

                               1500 Market Street
                     Philadelphia, Pennsylvania 19102-2148
                                 (215) 665-1700
   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                      William E. Dordelman, Vice President
                              Comcast Corporation
                               1500 Market Street
                     Philadelphia, Pennsylvania 19102-2148
                                 (215) 665-1700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                            -----------------------

                          Copies of communications to:
                            Richard A. Drucker, Esq.
                             Davis Polk & Wardwell
                              450 Lexington Avenue
                            New York, New York 10017
                                 (212) 450-4000

                            -----------------------

     Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this Registration Statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.(__)
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.(X)
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.(__)
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.(__)
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.(__)

                            -----------------------

                                                      CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                               Proposed maximum    Proposed maximum       Amount of
                 Title of each class of                       Amount to         offering price    aggregate offering    registration
              securities to be registered                  be registered(1)       per unit(2)          price(2)             fee(3)
------------------------------------------------------------------------------------------------------------------------------------
Senior Debt Securities and Subordinated Debt Securities
  (collectively, "Debt Securities").....................
Preferred Stock, without par value......................
Depositary Shares representing Preferred Stock..........
Class A Common Stock, $1.00 par value...................
Class A Special Common Stock, $1.00 par value...........
Warrants................................................
Purchase Contracts......................................
Units...................................................
Preferred Securities of Comcast Corporation Trust I.....
Preferred Securities of Comcast Corporation Trust II....
Preferred Securities of Comcast Corporation Trust III...
Guarantee of Preferred Securities of Comcast Corporation
  Trust I, Comcast Corporation Trust II and Comcast
  Corporation Trust III(4)..............................    $4,000,000,000            100%           $4,000,000,000       $1,000,000
====================================================================================================================================

(1) Such amount in U.S. dollars as shall result in an aggregate initial offering price for all securities of $4,000,000,000. The Prospectus herein covers $4,336,775,844 of securities, including securities for which a registration fee of $93,624 has been previously paid in connection with the registration statement referred to below. In addition, this Registration Statement includes such presently indeterminate number of Securities (as defined herein) as may be issuable from time to time upon conversion or exchange of the Securities being registered hereunder.
(2)  Estimated solely for the purpose of calculating the registration fee.
(3) The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, and reflects the offering price rather than the principal amount of any Debt Securities issued at a discount or liquidation value of any Preferred Stock.
(4) Comcast Corporation is also registering under this registration statement all other obligations that it may have with respect to Preferred Securities issued by Comcast Corporation Trust I, Comcast Corporation Trust II and Comcast Corporation Trust III. No separate consideration will be received for any Guarantee or any other such obligations.

     Pursuant to Rule 429 promulgated under the Securities Act of 1933, the Prospectus which forms a part of this Registration Statement also relates to the remaining $336,775,844 initial offering price of Securities registered under the Registrant's Registration Statement on Form S-3, File No. 333-81391, which was declared effective on September 15, 1999.

                            -----------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
-------------------------------------------------------------------------------

                             Additional Registrants

Comcast Corporation Trust I              Delaware             To be applied for

Comcast Corporation Trust II             Delaware             To be applied for

Comcast Corporation Trust III            Delaware             To be applied for

(Exact name of registrant      (State of Other Jurisdiction   (I.R.S. Employer
  as Specified in its              or Incorporation or       Identification No.)
      Charter)                        Organization)

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer is not permitted.

PROSPECTUS Subject to Completion
Issued January 19, 2001

                                         Comcast Corporation
                                         COMCAST CORPORATION TRUST I
$4,336,775,844                           COMCAST CORPORATION TRUST II
                                         COMCAST CORPORATION TRUST III
                                         1500 Market Street
                                         Philadelphia, Pennsylvania 19102-2148
                                         (215) 665-1700

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     The following are types of securities that we may offer and sell under this prospectus:

     o Unsecured senior debt securities           o Preferred Stock
     o Unsecured subordinated debt securities     o Depositary shares
     o Warrants                                   o Class A Special Common Stock
     o Purchase contracts                         o Class A Common Stock
     o Units

     Our Class A Special Common Stock is quoted on The Nasdaq National Market System under the ticker symbol "CMCSK" and our Class A Common Stock is quoted on The Nasdaq National Market System under the ticker symbol "CMCSA". On January 18, 2001, the last reported sales prices on The Nasdaq National Market System for our Class A Special Common Stock and our Class A Common Stock were $44 1/16 and $43 15/16, respectively.

     In addition, we, in conjunction with our newly created trust subsidiaries, may offer and sell:

     o Guaranteed trust preferred securities

     We will describe in a prospectus supplement, which must accompany this prospectus, the securities we are offering and selling, as well as the specific terms of the securities. Those terms may include:

     o Maturity                               o Redemption terms
     o Interest rate                          o Listing on a securities exchange
     o Sinking fund terms                     o Amount payable at maturity
     o Currency of payments                   o Conversion or exchange rights
     o Dividends                              o Liquidation amount

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     Investing in the securities involves risks that are described under the caption "Risk Factors" beginning on page 3.

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     The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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     We may offer the securities in amounts, at prices and on terms determined at the time of offering. We and our trust subsidiaries may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

January __, 2001.

                               TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
Risk Factors......................................................................................................3
Special Note Regarding Forward-Looking Statements.................................................................6
Comcast Corporation...............................................................................................7
Trust Subsidiaries................................................................................................7
Use of Proceeds...................................................................................................8
Dividend Policy...................................................................................................8
Ratio of Earnings to Fixed Charges and to Combined Fixed Charges and Preferred Stock Dividends....................8
Description of the Senior Debt Securities and Subordinated Debt Securities........................................9
Description of Warrants..........................................................................................19
Description of Purchase Contracts................................................................................20
Description of Units.............................................................................................20
Description of the Guaranteed Trust Preferred Securities.........................................................20
Description of the Guaranteed Trust Preferred Securities Guarantees..............................................22
Global Securities................................................................................................25
Description of Preferred Stock...................................................................................26
Description of Depositary Shares.................................................................................27
Description of Common Stock......................................................................................29
Plan of Distribution.............................................................................................31
Legal Matters....................................................................................................31
Experts..........................................................................................................32
Available Information............................................................................................32
Incorporation of Certain Documents by Reference..................................................................33


                                  RISK FACTORS

     You should carefully review the information contained in this prospectus and in the other reports we file with the SEC, but should particularly consider the following matters.

We depend on the operating results of our subsidiaries.

     Our ability to pay our obligations, including our obligation to make payments on the securities we are offering, depends, in part, upon our subsidiaries repaying investments and advances we have made to them and upon their earnings and their distributing those earnings to us. Our subsidiaries' ability to pay dividends or make other payments or advances to us will depend upon their operating results and will be subject to applicable laws and contractual restrictions, including provisions in loan agreements which may require them to maintain certain financial ratios, restrict their ability to pay dividends or pay management fees or otherwise advance funds to us.

     Our debt securities will be effectively subordinated to all our subsidiaries' liabilities, consisting primarily of their third party indebtedness and their trade payables. This means that our subsidiaries must pay their creditors in full before their assets are available to us to pay you.

Our ability to successfully integrate our new cable communications operations may adversely affect our future results of operations.

     We have acquired and we anticipate acquiring cable communications systems in new communities in which we do not have established relationships with the local franchising authority, community leaders and cable subscribers. Further, a substantial number of new employees are being and must continue to be integrated into our business practices and operations. Our results of operations may be significantly affected by our ability to efficiently and effectively manage these changes.

We are subject to regulation by federal, state and local governments.

     The federal, state and local governments extensively regulate the cable communications industry. We expect that court actions and regulatory proceedings will refine the rights and obligations of various parties, including the government, under the Communications Act of 1934, as amended. The results of these judicial and administrative proceedings may materially affect our business operations. Local authorities grant us franchises that permit us to operate our cable systems. We have to renew or renegotiate these franchises from time to time. We cannot predict whether we will be able to renew our franchises or the terms that we may be able to negotiate.

We face a wide range of competition in areas served by our cable systems, which could adversely affect our future results of operations.

     Our cable communications systems compete with a number of different sources which provide news, information and entertainment programming to consumers. We compete directly with program distributors and other companies that use satellites, build competing cable systems in the same communities we serve or otherwise provide programming and other communications services to our subscribers and potential subscribers. In addition, federal law now allows local telephone companies to provide directly to subscribers a wide variety of services that are competitive with our cable communications services. Some local telephone companies provide, or have announced plans to provide, video services within and outside their telephone service areas through a variety of methods, including broadband cable networks, satellite program distribution and wireless transmission facilities.

Our competition may increase because of technological advances and new regulatory requirements, which could adversely affect our future results of operations.

     Recently, a number of companies, including telephone companies and Internet Service Providers, commonly known as ISPs, have asked local, state and federal government authorities to mandate that cable communications operators provide capacity on their broadband infrastructure so that these companies and others may deliver Internet and other interactive television services directly to customers over cable facilities. Some cable operators, including us, have initiated litigation challenging municipal efforts to unilaterally impose so-called "open access" requirements. The few court decisions dealing with this issue have been inconsistent. The Federal Communications Commission, commonly known as the FCC, recently initiated a regulatory proceeding to consider "open access" and related regulatory issues, and in connection with its review of the AOL-Time Warner merger, imposed, together with the Federal Trade Commission, "open access," technical performance and other requirements related to the merged company's Internet and Instant Messaging platforms. Whether the policy framework reflected in these agencies' merger reviews will be imposed on an industry-wide basis is uncertain. In addition, numerous companies, including telephone companies, have introduced Digital Subscriber Line technology, known as DSL, which will allow Internet access to subscribers at data transmission speeds equal to or greater than that of modems over conventional telephone lines.

     We expect other advances in communications technology, as well as changes in the marketplace and the regulatory and legislative environment to occur in the future. Other new technologies and services may develop and may compete with services that our cable communications systems offer. The success of these ongoing and future developments could have a negative impact on our business and operations.

Our cost of providing programming may increase.

     We generally pay either a monthly fee per subscriber per channel or a percentage of certain revenues for programming. Our programming costs are increased by increases in the number of subscribers, expansion of the number of channels provided to customers, and increases in contract rates from programming suppliers. Our programming contracts are generally for a fixed period of time and are subject to negotiated renewal. We have experienced increases in our cost of programming and we anticipate that future contract renewals will result in programming costs that are higher than our costs today, particularly for sports programming, which could make our services less competitive.

     We recently formed a joint venture with other companies, including various cable companies, to develop and utilize an interactive programming guide, commonly known as an IPG, that will provide subscribers with current programming information, as well as advertising and other content. If this venture does not develop as expected, we may be required to utilize other IPG services that would likely be substantially more expensive than the joint venture and that may provide fewer opportunities for us to launch new services or to cross-promote our other services.

     We are subject to increasing financial and other demands by broadcasters to obtain the required consent for the transmission of broadcast programming to our subscribers. We cannot predict the financial impact of these negotiations or the effect on our subscribers should we be required to stop offering this programming.

Our cost to attach our cable to utility poles may substantially increase.

     A federal appellate court recently determined that the FCC did not have authority to regulate the rates, terms and conditions of cable operators' pole attachments that are simultaneously used to provide high-speed Internet access and cable services. Based upon this decision, a number of companies that control utility poles in the areas served by us have already announced and implemented significant increases in the rates charged for cable pole attachments. Although the adverse appellate court decision has been stayed pending review by the United States Supreme Court, if the decision is not reversed, the rates, terms and conditions imposed by utilities on cable operators for pole attachments located in states in which pole attachments are regulated by the FCC will likely become more onerous.

We face competition in electronic retailing from the retail industry and other satellite-transmitted programs, which could affect QVC's future results of operations.

     QVC, our electronic retailing subsidiary, is a domestic and international electronic media general merchandise retailer which produces and distributes merchandise-focused television programs, via satellite, to affiliated video program providers for retransmission to subscribers. QVC operates in a highly competitive environment. As a general merchandise retailer, QVC competes for consumer expenditures and interest with the entire retail industry, including department, discount, warehouse and specialty stores, mail order, Internet and other direct sellers, shopping center and mall tenants and conventional retail stores. On television, QVC competes with other satellite-transmitted programs for channel space and viewer loyalty. Many systems have limited channel capacity and therefore may be precluded from carrying the QVC program.

The QVC program may experience transmission failures, which could significantly affect QVC's future results of operations.

     The QVC broadcast is transmitted via communications satellite, both domestically and internationally. In each country in which QVC operates, QVC has made arrangements for redundant satellite distribution in the event of a transmission interruption or complete failure. Interruption or termination of satellite transmission due to transponder failure could have a material adverse effect on QVC's future results of operations.

Our indentures do not restrict our ability to incur additional indebtedness, which could make our debt securities more risky in the future.

     As of September 30, 2000, our consolidated indebtedness was $9.924 billion, of which $7.615 billion was issued by our subsidiaries and was senior to debt obligations at Comcast Corporation. As of September 30, 2000, our consolidated stockholders' equity was $14.622 billion. The indentures that govern the terms of our debt do not restrict our ability or our subsidiaries' ability to incur additional indebtedness. The degree to which we incur additional debt could have important consequences to holders of the securities, including:

     o limiting our ability to obtain any necessary financing in the future for working capital, capital expenditures, debt service requirements or other purposes;

     o requiring us to dedicate a substantial portion of our cash flows from operations to the payment of indebtedness and not for other purposes, such as working capital and capital expenditures;

     o limiting our flexibility to plan for, or react to, changes in our businesses;

     o making us more indebted than some of our competitors, which may place us at a competitive disadvantage; and

     o making us more vulnerable to a downturn in our businesses.

Because Comcast Class A Special Common Stock is non-voting, you will have no right in the election of directors.

     Comcast's authorized common stock consists of 200,000,000 shares of Class A Common Stock, 2,500,000,000 shares of Class A Special Common stock and 50,000,000 shares of Class B Common Stock, of which 21,832,250 shares of Class A Common Stock, 907,952,668 shares of Class A Special Common Stock, and 9,444,375 shares of Class B Common Stock were outstanding as of December 31, 2000. Holders of Comcast's Class A Special Common Stock cannot vote in the election of directors or otherwise, except where class voting is required by law. In that case, holders of Class A Special Common Stock have one vote per share. Generally, holders of Class A Common Stock have one vote per share. Holders of Class B Common Stock have 15 votes per share. Generally, including the election of directors, holders of Class A Common Stock and Class B Common Stock vote as one class, except where class voting is required by law.

The voting control of Comcast's principal shareholder may discourage third party acquisitions of Comcast at a premium.

     As of November 30, 2000, Sural Corporation owned all 9,444,375 shares of our outstanding Class B Common Stock, 9,581,288 shares of our outstanding Class A Special Common Stock and 136,913 shares of our outstanding Class A Common Stock. Mr. Brian L. Roberts, President of Comcast, controls Sural and is deemed to be the beneficial owner of the shares of Class A and Class B Common Stock owned by Sural. In addition, as of November 30, 2000, Mr. Roberts was the beneficial owner of an additional 114,222 shares of Class A Special Common Stock and 1,356 shares of Class A Common Stock, including 2,712 shares of Class A Special Common Stock and 1,356 shares of Class A Common Stock owned by his wife, as to which he disclaims beneficial ownership. Since each share of Class B Common Stock is entitled to 15 votes, the shares of Class A Common Stock and Class B Common Stock owned by Sural and Mr. Roberts constitute approximately 87% of the voting power of the two classes of our voting common stock combined. Mr. Roberts' beneficial ownership, directly and through Sural, allows Mr. Roberts to control substantially all actions to be taken by our shareholders, including the election of directors to our Board of Directors. This voting control may have the effect of discouraging offers to acquire Comcast because the consummation of any such acquisition would effectively require the consent of Mr. Roberts and may preclude holders of our common stock from receiving any premium above market price for their shares that may be offered in connection with any attempt to acquire control of Comcast.

Comcast's articles of incorporation and bylaws contain anti-takeover provisions which may discourage a third party from offering to acquire Comcast's shares at a premium.

     Certain provisions of our articles of incorporation and bylaws could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from acquiring, a majority of our outstanding capital stock and could make it more difficult to consummate certain types of transactions involving an actual or potential change of control in Comcast, such as a merger, tender offer or proxy contest. The most significant of these is the disparate voting rights of our common stock described above. Additionally, shares of our preferred stock may be issued in the future without further shareholder approval and upon such terms and conditions, and having such rights, privileges and preferences, as our Board of Directors may determine. Our Board of Directors may create and issue a series of preferred stock with rights, privileges or preferences that have the effect of discriminating against an existing or prospective shareholder if that shareholder owns or commences a tender offer for a substantial amount of our common stock. This action may, in turn, delay, discourage or prevent a change of control of Comcast without any action by our shareholders. As a result of the provisions mentioned above, our shareholders may fail to receive any premium above the market price of our stock offered by a third party attempting to acquire control of Comcast.

The securities we are offering may not develop an active public market, which could depress the resale price of the securities.

     The securities we are offering, other than our Class A Common Stock and Class A Special Common Stock, will be new issues of securities for which there is currently no trading market. We cannot predict whether an active trading market for the securities will develop or be sustained. If an active trading market were to develop, the securities could trade at prices that may be lower than the initial offering price of the securities.

     In addition, the guaranteed trust preferred securities may trade at a price that does not fully reflect the value of accrued but unpaid interest on the underlying subordinated debt securities. This could have adverse tax consequences to you if you dispose of your guaranteed trust preferred securities between record dates for payments. See any accompanying prospectus supplement relating to guaranteed trust preferred securities for more information on the tax implications of your purchase of guaranteed trust preferred securities.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Our businesses may be affected by, among other things:

     o changes in laws and regulations;

     o changes in the competitive environment;

     o changes in technology;

     o industry consolidation and mergers;

     o franchise related matters;

     o market conditions that may adversely affect the availability of debt and equity financing for working capital, capital expenditures or other purposes;

     o demand for the programming content we distribute or the willingness of other video program providers to carry our content and

     o general economic conditions.

     In this prospectus and in the documents we incorporate by reference, we state our beliefs of future events and our future financial performance. In some cases, you can identify those so-called "forward-looking statements" by words such as "may," "will," "should", "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of those words and other comparable words. You should be aware that those statements are only our predictions. Actual events or results may differ materially. In evaluating those statements, you should specifically consider various factors, including the risks outlined under "Risk Factors" above. Those factors may cause our actual results to differ materially from any of our forward-looking statements.

                              COMCAST CORPORATION

     We are principally involved in three lines of business:

     o Cable-through the development, management and operation of broadband communications networks,

     o Commerce-through QVC, our electronic retailing subsidiary, and

     o Content-through our consolidated subsidiaries Comcast-Spectacor, Comcast SportsNet and E! Entertainment Television, and through our other programming investments, including The Golf Channel, Speedvision and Outdoor Life.

     We are currently the third largest cable operator in the United States and are in the process of deploying digital video applications and high-speed cable modem service to expand the products available on our cable communications networks.

     Our consolidated cable operations served approximately 7.7 million subscribers and passed approximately 12.9 million homes in the United States as of December 31, 2000. We have entered into a transaction to acquire, subject to receipt of necessary regulatory and other approvals, cable systems serving approximately 700,000 cable subscribers. Upon completion of this pending transaction, we will serve approximately 8.4 million subscribers.

     Through QVC, we market a wide variety of products directly to consumers primarily on merchandise-focused television programs. As of November 30, 2000, QVC was available, on a full and part-time basis, to over 77 million homes in the United States, over 8 million homes in the United Kingdom and Ireland and over 22 million homes in Germany.

     We are a Pennsylvania corporation that was organized in 1969. We have our principal executive offices at 1500 Market Street, Philadelphia, Pennsylvania 19102-2148. Our telephone number is (215) 665-1700. We also have a world wide web site at http://www.comcast.com. The information posted on our web site is not incorporated into this prospectus.

                               TRUST SUBSIDIARIES

     Comcast Corporation Trust I, Comcast Corporation Trust II and Comcast Corporation Trust III are statutory business trusts formed under Delaware law under separate declarations of trust on June 16, 1999. We executed, as sponsor for each trust, together with the relevant trustees, declarations of trust with respect to each trust subsidiary and will execute together with the relevant trustees and institutional trustee, an amended and restated declaration of trust that provides for the issuance of guaranteed trust preferred securities, when we issue them. Any reference to the "declaration" means the original declaration prior to such issuance, and the amended and restated declaration following issuance, unless otherwise indicated.

     Each of our trust subsidiaries exists for the exclusive purposes of:

     o issuing the guaranteed trust preferred securities and common securities representing undivided beneficial interests in its assets;

     o investing the gross proceeds of the guaranteed trust preferred securities and common securities in our subordinated debt securities; and

     o engaging in only those other activities necessary or incidental to the first two purposes.

We will directly or indirectly own all of the common securities of each of our trust subsidiaries. The common securities will have an aggregate liquidation amount equal to no less than 3 percent of the total capital of each trust subsidiary. The common securities will rank equally with, and each trust subsidiary will make payments on the common securities in proportion to, the guaranteed trust preferred securities, except that if an event of default occurs under the declaration, our rights as holder of the common securities to payments will be subordinated to your rights as holder of the guaranteed trust preferred securities. Each of our trust subsidiaries has a term of 55 years, but may terminate earlier as provided in its declaration. Each trust subsidiary's business and affairs will be conducted by the trustees we appoint, as the direct or indirect holder of all the common securities. We, as holder of the common securities, are entitled to appoint, remove or replace any of, or increase or decrease the number of, the trustees of each trust subsidiary. The trustees' duties and obligations are governed by the trust subsidiaries' declarations. Prior to the issuance of any guaranteed trust preferred securities, we will ensure that a majority of each trust subsidiary's trustees are persons who are our employees or officers or affiliates and that one trustee of each trust subsidiary is a financial institution that is not an affiliate of ours. The unaffiliated financial institution will act as institutional trustee and as indenture trustee for purposes of the Trust Indenture Act of 1939, pursuant to the terms set forth in a prospectus supplement. In addition, unless the institutional trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one trustee of each trust subsidiary will have its principal place of business or reside in the State of Delaware. We will pay each trust subsidiary's fees and expenses, including those relating to any offering of guaranteed trust preferred securities. In addition, we guarantee payments on the guaranteed trust preferred securities to the extent our trust subsidiaries can themselves make payments on the guaranteed trust preferred securities.

     Each trust subsidiary's principal place of business is c/o Comcast Corporation, 1500 Market Street, Philadelphia, Pennsylvania 19102-2148.

                                USE OF PROCEEDS

     We intend to use the net proceeds from the sale of the securities for working capital and general corporate purposes. We may also invest the proceeds in certificates of deposit, United States government securities or certain other interest bearing securities. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that in a prospectus supplement. Each of our trust subsidiaries will use all proceeds received from the sale of the guaranteed trust preferred securities to purchase subordinated debt securities from us.

                                DIVIDEND POLICY

     Our Board of Directors eliminated the quarterly cash dividend on all classes of our common stock in March 1999. We do not intend to pay dividends on our common stock for the foreseeable future.

        RATIO OF EARNINGS TO FIXED CHARGES AND TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

     The following table sets forth our historical ratio of earnings to fixed charges and to combined fixed charges and preferred stock dividends from continuing operations. Earnings consist of income (loss) from continuing operations before income taxes, extraordinary items, cumulative effect of accounting changes, equity in net losses of affiliates and fixed charges. Fixed charges consist of interest expense and capitalized interest. Combined fixed charges and preferred stock dividends consist of fixed charges, as defined above, and the amount of pre-tax earnings required to pay the dividends on our preferred stock.

                                                      Nine Months Ended
                                                        September 30,                         Years Ended December 31,
                                                    --------------------        --------------------------------------------------
                                                    2000            1999        1999         1998       1997       1996       1995
                                                    ----            ----        ----         ----       ----       ----       ----
Ratio of earnings to fixed charges...........          5.29x          5.52x       3.79x      5.54x      1.45x      1.45x     1.48x
Ratio of earnings to combined fixed charges
 and preferred stock dividends...............          4.95x          5.07x       3.50x      5.05x      1.38x      1.44x     1.48x

                 DESCRIPTION OF THE SENIOR DEBT SECURITIES AND
                          SUBORDINATED DEBT SECURITIES

     Our debt securities, consisting of notes, debentures or other evidences of indebtedness, may be issued from time to time in one or more series:

     o in the case of senior debt securities, under a senior indenture dated as of June 15, 1999 between us and The Bank of New York (as successor in interest to Bank of Montreal Trust Company), as trustee; and

     o in the case of subordinated debt securities, under a subordinated indenture dated as of June 15, 1999 between us and Bankers Trust Company, as trustee.

     The senior indenture and the subordinated indenture are included as exhibits to the registration statement of which this prospectus is a part.

     Because the following is only a summary of the indentures and the debt securities, it does not contain all information that you may find useful. For further information about the indentures and the debt securities, you should read the indentures. As used in this Section of the prospectus and under captions "Description of Debt Warrants," "Description of Common Stock," "Description of Purchase Contracts" and "Description of Units," the terms we, us and our mean Comcast Corporation only, and not subsidiaries of Comcast Corporation.

General

     The senior debt securities will constitute unsecured and unsubordinated obligations of ours and the subordinated debt securities will constitute unsecured and subordinated obligations of ours. A detailed description of the subordination provisions is provided below under the caption "Certain Terms of the Subordinated Debt Securities -- Subordination". In general, however, if we declare bankruptcy, holders of the senior debt securities will be paid in full before the holders of subordinated debt securities will receive anything.

     We are a holding company and conduct all of our operations through subsidiaries. Consequently, our ability to pay our obligations, including our obligation to pay interest on the debt securities, to repay the principal amount of the debt securities at maturity or upon redemption or to buy back the debt securities will depend upon our subsidiaries paying us management fees under the terms of our management agreements with them and repaying investments and advances we have made to them, and upon our subsidiaries' earnings and their distributing those earnings to us. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the debt securities or to make funds available to us to do so. Our subsidiaries' ability to pay dividends or make other payments or advances to us will depend upon their operating results and will be subject to applicable laws and contractual restrictions. In addition, some of our subsidiaries' loan agreements require them to maintain financial ratios and cash flow levels and contain restrictions on their ability to make dividend payments, pay management fees and make advances to affiliated entities, including us. The indentures will not limit our subsidiaries' ability to enter into other agreements that prohibit or restrict dividends or other payments or advances to us.

     You should look in the prospectus supplement for the following terms of the debt securities being offered:

     o the designation of the debt securities;

     o the aggregate principal amount of the debt securities;

     o the percentage of their principal amount (i.e. price) at which the debt securities will be issued;

     o the date or dates on which the debt securities will mature and the right, if any, to extend such date or dates;

     o the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

     o the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any interest payment dates;

     o the right, if any, to extend the interest payment periods and the duration of that extension;

     o provisions for a sinking fund purchase or other analogous fund, if any;

     o the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option or at your option;

     o the form of the debt securities;

     o any provisions for payment of additional amounts for taxes and any provision for redemption, if we must pay such additional amounts in respect of any debt security;

     o the terms and conditions, if any, upon which we may have to repay the debt securities early at your option and the price or prices in the currency or currency unit in which the debt securities are payable;

     o the currency, currencies or currency units for which you may purchase the debt securities and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

     o the terms and conditions, if any, pursuant to which the debt securities may be converted or exchanged for the cash value of other securities issued by us or by a third party; and

     o any other terms of the debt securities, including any additional events of default or covenants provided for with respect to the debt securities, and any terms which may be required by or advisable under applicable laws or regulations.

     You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

     Debt securities will bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes will be described in the relevant prospectus supplement.

     We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities

   Certain Covenants

     Financial Information. We will file with the trustee, within 15 days after we are required to file the same under the Securities Exchange Act, copies of the annual reports and the information, documents and other reports to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act.

     Consolidation, Merger and Sale of Assets. We may not consolidate with, merge with or into, or sell, convey, transfer, lease, or otherwise dispose of all or substantially all of our property and assets, as an entirety or substantially an entirety in one transaction or a series of related transactions, to any person (other than a consolidation with or merger with or into or a sale, conveyance, transfer, lease or other disposition to a wholly-owned subsidiary with a positive net worth; provided that, in connection with any merger of us and a wholly-owned subsidiary, no consideration other than common stock in the surviving person or of ours shall be issued or distributed to our stockholders) or permit any person to merge with or into us unless:

     o we are the continuing person or the person (if other than us) formed by such consolidation or into which we are merged or that acquired or leased our property and assets shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of our obligations on all of the debt securities and under the indenture;

     o immediately after giving effect to such transaction, no default or event of default shall have occurred and be continuing; and

     o we deliver to the trustee an officers' certificate and opinion of counsel, in each case stating that such consolidation, merger, or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for in the indenture and the debt securities relating to such transaction have been complied with; provided, however, that the foregoing limitations will not apply if, in the good faith determination of our board of directors, whose determination must be set forth in a board resolution, the principal purpose of such transaction is to change our state of incorporation; and provided further that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

   Events of Default

     An event of default for a series of senior debt securities is defined under the senior indenture as being:

     o our default in the payment of principal or premium on the senior debt securities of such series when the same becomes due and payable whether at maturity, upon acceleration, redemption, or otherwise;

     o our default in the payment of interest on any senior debt securities of such series when the same becomes due and payable, if that default continues for a period of 30 days;

     o we default in the performance of or we breach any of our other covenants or agreements in the senior indenture applicable to all the senior debt securities or applicable to senior debt securities of that series and that default or breach continues for a period of 90 consecutive days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

     o a court having jurisdiction enters a decree or order for:

          o relief in respect of us in an involuntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect;

          o appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of us or for all or substantially all of our property and assets; or

          o the winding up or liquidation of our affairs and such decree or order shall remain unstayed and in effect for a period of 180 consecutive days.

     o we:

          o commence a voluntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law;

          o consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of ours or for all or substantially all of our property and assets; or

          o effect any general assignment for the benefit of creditors.

     If an event of default other than an event of default specified in the last two bullet points above occurs with respect to an issue of senior debt securities and is continuing under the indenture, then, and in each and every such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such senior debt securities then outstanding under the indenture by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest, if any, on such senior debt securities to be immediately due and payable. Unless otherwise specified in the prospectus supplement relating to a series of debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

     Upon a declaration of acceleration, such principal amount of and accrued interest, if any, on such senior debt securities shall be immediately due and payable. If an event of default specified in the last two bullet points above occurs with respect to us, the principal amount of and accrued interest, if any, on each issue of senior debt securities then outstanding shall be and become immediately due and payable without any notice or other action on the part of the trustee or any holder. Upon certain conditions such declarations may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of an issue of senior debt securities that has been accelerated. Furthermore, subject to various provisions in the senior indenture, the holders of at least a majority in aggregate principal amount of an issue of senior debt securities by notice to the trustee, may waive an existing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities or in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holders of each such senior debt securities. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto. For information as to the waiver of defaults, see "--Modification and Waiver."

     The holders of at least a majority in aggregate principal amount of an issue of senior debt securities may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such issue of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such issue of senior debt securities. A holder may not pursue any remedy with respect to the indenture or any series of senior debt securities unless:

     o the holder gives the trustee written notice of a continuing event of default;

     o the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

     o the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability, or expense;

     o the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

     o during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

     These limitations, however, do not apply to the right of any holder of a debt security to receive payment of the principal of or interest, if any, on such senior debt security, or to bring suit for the enforcement of any such payment, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.

     The senior indenture will require certain of our officers to certify, on or before a date not more than 120 days after the end of each fiscal year, as to their knowledge of our compliance with all conditions and covenants under the indenture, such compliance to be determined without regard to any period of grace or requirement of notice provided under the indenture.

   Discharge and Defeasance

     The senior indenture provides that, except as otherwise provided in this paragraph, we may discharge our obligations with respect to an issue of senior debt securities and the indenture with respect to such series of senior debt securities if:

     o all senior debt securities of such series previously authenticated and delivered with certain exceptions, have been delivered to the trustee for cancellation and we have paid all sums payable by it under the indenture; or

     o the senior debt securities of such series mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the trustee for giving the notice of redemption and:

          o we irrevocably deposit in trust with the trustee, as trust funds solely for the benefit of the holders of the senior debt securities of such series, for that purpose, money or U.S. government obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee), without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the trustee, to pay principal of and interest on the senior debt securities of such series to maturity or redemption, as the case may be, and to pay all other sums payable by it under the senior indenture; and

          o we deliver to the trustee an officers' certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the indenture relating to the satisfaction and discharge of the indenture with respect to the senior debt securities of such series have been complied with.

     With respect to all senior debt securities which have been delivered to the trustee for cancellation and for which we have paid all sums payable by it under the indenture, only our obligations to compensate and indemnify the trustee and our right to recover excess money held by the trustee under the indenture shall survive. With respect to senior debt securities which mature within one year or are to be called for redemption within one year under redemption arrangements deemed appropriate by the trustee, only our obligations with respect to the issue of defeased senior debt securities to execute and deliver such senior debt securities for authentication, to set the terms of such senior debt securities, to maintain an office or agency in respect of such senior debt securities, to have moneys held for payment in trust, to register the transfer or exchange of such senior debt securities, to deliver such senior debt securities for replacement or cancellation, to compensate and indemnify the trustee and to appoint a successor trustee, and our right to recover excess money held by the trustee shall survive until such senior debt securities are no longer outstanding. Thereafter, only our obligations to compensate and indemnify the trustee, and our right to recover excess money held by the trustee shall survive.

     The senior indenture also provides that, except as otherwise provided in this paragraph, we:

     o will be deemed to have paid and will be discharged from any and all obligations in respect of a series of senior debt securities, and the provisions of the senior indenture will no longer be in effect with respect to such senior debt securities ("legal defeasance"); and

     o may omit to comply with any term, provision or condition of the senior indenture described above under "--Certain Covenants" and such omission shall be deemed not to be an event of default under the third clause of the first paragraph of "--events of default" with respect to such series of senior debt securities ("covenant defeasance");

     provided that the following conditions shall have been satisfied:

          o we have irrevocably deposited in trust with the trustee as trust funds solely for the benefit of the holders of the senior debt securities of such series, for payment of the principal of and interest on the senior debt securities of such series, money or U.S. government obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee) without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the trustee, to pay and discharge the principal of and accrued interest on the senior debt securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the trustee), as the case may be;

          o such deposit will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or by which we are bound;

          o no default or event of default with respect to the senior debt securities of such series shall have occurred and be continuing on the date of such deposit;

          o we shall have delivered to the trustee:

               (1) either an opinion of counsel that the holders of the senior debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of our exercising our option under this provision of the indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (which opinion, in the case of a legal defeasance, shall be based upon a change in law) or a ruling directed to the trustee received from the Internal Revenue Service to the same effect; and

               (2) an opinion of counsel that the holders of the senior debt securities of such series have a valid security interest in the trust funds subject to no prior liens under the Uniform Commercial Code; and

          o we have delivered to the trustee an officers' certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the indenture relating to the defeasance contemplated of the senior debt securities of such series have been complied with.

     Subsequent to legal defeasance under the first bullet point above, our obligations with respect to the issue of defeased senior debt securities to execute and deliver such senior debt securities for authentication, to set the terms of such senior debt securities, to maintain an office or agency in respect of such senior debt securities, to have moneys held for payment in trust, to register the transfer or exchange of such senior debt securities, to deliver such debt securities for replacement or cancellation, to compensate and indemnify the trustee and to appoint a successor trustee, and its right to recover excess money held by the trustee shall survive until such senior debt securities are no longer outstanding. After such senior debt securities are no longer outstanding, in the case of legal defeasance under the first bullet point above, only our obligations to compensate and indemnify the trustee and our right to recover excess money held by the trustee shall survive.

   Modification and Waiver

     We and the trustee may amend or supplement the senior indenture or the senior debt securities without notice to or the consent of any holder:

     o to cure any ambiguity, defect, or inconsistency in the senior indenture; provided that such amendments or supplements shall not adversely affect the interests of the holders in any material respect;

     o to comply with the provisions described under "--Certain
Covenants--Consolidation, Merger and Sale of Assets";

     o to comply with any requirements of the SEC in connection with the qualification of the senior indenture under the Trust Indenture Act;

     o to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

     o to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

     o to provide for uncertificated senior debt securities and to make all appropriate changes for such purpose;

     o to make any change that does not adversely affect the rights of any holder;

     o to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or

     o to make any change so long as no senior debt securities are outstanding.

     Subject to certain conditions, without prior notice to any holder of an issue of senior debt securities, modifications and amendments of the senior indenture may be made by us and the trustee with the written consent of the holders of a majority in principal amount of such series of senior debt securities, and compliance by us with any provision of the indenture with respect to such series of senior debt securities may be waived by written notice to the trustee by the holders of a majority in principal amount of such series of senior debt securities outstanding; provided, however, that each affected holder must consent to any modification, amendment or waiver that,

     o changes the stated maturity of the principal of, or any installment of interest on, any senior debt securities of such series;

     o reduces the principal amount of, or premium, if any, or interest on, any senior debt securities of such series;

     o changes the place or currency of payment of principal of, or premium, if any, or interest on, any senior debt securities of such series;

     o changes the provisions for calculating the optional redemption price, including the definitions relating thereto;

     o changes the provisions relating to the waiver of past defaults or change or impair the right of holders to receive payment or to institute suit for the enforcement of any payment of any senior debt securities of such series on or after the due date therefor;

     o reduces the above-stated percentage of outstanding senior debt securities of such series the consent of whose holders is necessary to modify or amend or to waive certain provisions of or defaults under the indenture;

     o alters or impairs the right to convert the senior debt security at the rate and upon the terms provided in the indenture;

     o waives a default in the payment of principal of or interest on the senior debt securities;

     o adversely affects the rights of such holder under any mandatory redemption or repurchase provision or any right of redemption or repurchase at the option of such holder; or

     o modifies any of the provisions of this paragraph, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived with the consent of the holder of each senior debt security of such series affected by the modification.

     It shall not be necessary for the consent of the holders under this section of the indenture to approve the particular form of any proposed amendment, supplement, or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement, or waiver under this section of the indenture becomes effective, we must give to the holders affected thereby a notice briefly describing the amendment, supplement, or waiver. We will mail supplemental indentures to holders upon request. Any failure by us to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

     With respect to any issue of senior debt securities, neither we nor any of our subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee, or otherwise, to any holder of any such senior debt securities for or as an inducement to any consent, waiver, or amendment of any of the terms or provisions of such series of senior debt securities or the indenture with respect to such series of senior debt securities unless such consideration is offered to be paid or agreed to be paid to all holders of such senior debt securities of such series that consent, waive, or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver, or agreement.

   No Personal Liability of Incorporators, Stockholders, Officers, Directors, or Employees

     The senior indenture provides that no recourse shall be had under or upon any obligation, covenant, or agreement of ours in the indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any incorporator, stockholder, officer, director, employee of ours or of any successor person thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

   Concerning the Trustee

     The senior indenture provides that, except during the continuance of a default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

   Governing Law

     The indentures and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

   The Trustees

     We may have normal banking relationships with the trustees under the indentures in the ordinary course of business.

Certain Terms of the Subordinated Debt Securities

     Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination, or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical, in all material respects, to the terms of the senior indenture and senior debt securities.

   Subordination

     The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all Senior Indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness, we may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities. In addition, upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities is to be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all Senior Indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our Senior Indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

     The term "Senior Indebtedness" means the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding today or incurred by us in the future:

     o all of our indebtedness for money borrowed, including any indebtedness secured by a mortgage or other lien which is (1) given to secure all or part of the purchase price of property subject to the mortgage or lien, whether given to the vendor of that property or to another lender, or (2) existing on property at the time we acquire it;

     o all of our indebtedness evidenced by notes, debentures, bonds or other securities sold by us for money;

     o all of our lease obligations which are capitalized on our books in accordance with generally accepted accounting principles;

     o all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that we, in any manner, assume or guarantee or that we in effect guarantee through an agreement to purchase, whether that agreement is contingent or otherwise; and

     o all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

     unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities, and any indebtedness outstanding under our senior subordinated debentures

Indenture dated as of October 17, 1991 between us and Morgan Guaranty Trust Company of New York, as trustee, constitute Senior Indebtedness for purposes of the subordinated debt indenture.

Special Terms Applicable to the Issuance of Subordinated Debt Securities to one of our Trust Subsidiaries

     If we issue subordinated debt securities to one of our trust subsidiaries or a trustee of such trust in connection with its issuance of guaranteed trust preferred securities, such subordinated debt securities subsequently may be distributed pro rata to the holders of such guaranteed preferred trust securities in connection with the dissolution of such trust subsidiary upon the occurrence of certain events described in the prospectus supplement relating to such guaranteed preferred trust securities. Only one series of subordinated debt securities will be issued to a trust subsidiary or a trustee of such trust in connection with the issuance of guaranteed preferred trust securities by such trust subsidiary.

   Certain Covenants

     If we issue subordinated debt securities to a trust subsidiary or a trustee of such trust in connection with the issuance of guaranteed trust preferred securities by such trust subsidiary and:

     o there shall have occurred any event that would constitute an event of default; or

     o we are in default with respect to our payment of any obligations under the related guaranteed trust preferred securities guarantee or common securities guarantee, then

          o we shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of our capital stock (other than (1) purchases or acquisitions of shares of our common stock in connection with the satisfaction by us of our obligations under any employee benefit plans,
     (2) as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock or (3) the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged) or make any guarantee payments with respect to the foregoing; and

          o we shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities, including guarantees, issued by us which rank equally with or junior to such subordinated debt securities; except in the case of debt securities that rank equally with such subordinated debt securities, on a pro rata basis.

     If (1) we issue subordinated debt securities to a trust subsidiary or a trustee of such trust in connection with the issuance of guaranteed trust preferred securities by such trust subsidiary and we have exercised our right to defer payments of interest on such subordinated debt securities by extending the interest payment period of such subordinated debt securities as provided in the supplemental indenture relating to such subordinated debt securities and such period, or any extension thereof, shall be continuing, or (2) there shall have occurred any event of default, as defined in the subordinated indenture, then:

     o we shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock or make any guarantee payment with respect thereto (other than (1) purchases or acquisitions of shares of our common stock to satisfy our obligations under any employee benefit plans, (2) as a result of a reclassification of our capital stock for another class or series of our capital stock or (3) the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or security being converted or exchanged), or make any guarantee payment with respect thereto; and

     o we shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equally with or junior to such subordinated debt securities; except in the case of debt securities that rank equally with such subordinated debt securities, on a pro rata basis.

     If we issue subordinated debt securities to a trust subsidiary or a trustee of such trust in connection with the issuance of guaranteed trust preferred securities of such trust subsidiary, for so long as such guaranteed trust preferred securities remain outstanding, we will:

     o maintain 100 percent direct or indirect ownership of the common securities of such trust subsidiary; provided, however, that any permitted successor of ours under the subordinated indenture may succeed to our ownership of such common securities;

     o use our reasonable efforts to cause such trust subsidiary:

          o to remain a statutory business trust, except in connection with the distribution of subordinated debt securities, the redemption of all of such guaranteed trust preferred securities of such trust subsidiary, or certain mergers, consolidations or amalgamations, each as permitted by the declaration of such trust subsidiary;

          o to otherwise continue not to be treated as an association taxable as a corporation or partnership for United States federal income tax purposes; and

          o to use our reasonable efforts to cause each holder of guaranteed trust preferred securities to be treated as owning an individual beneficial interest in the subordinated debt securities.

   Events of Default, Waiver and Notice

     In addition to the events of default applicable to all subordinated debt securities, if we issue subordinated debt securities to one of our trust subsidiaries or a trustee of such trust in connection with the issuance of guaranteed trust preferred securities by such trust subsidiary, the following will also constitute an event of default:

     the voluntary or involuntary dissolution, winding-up or termination of such trust subsidiary, except in connection with the distribution of subordinated debt securities to the holders of guaranteed trust preferred securities in liquidation of such trust subsidiary, the redemption of all of the guaranteed trust preferred securities of such trust subsidiary, or certain mergers, consolidations or amalgamations, each as permitted by the declaration of such trust subsidiary.

Convertible Debt Securities

     The terms, if any, on which debt securities being offered may be exchanged for or converted into other debt securities or shares of preferred stock, Class A Common Stock or Class A Special Common Stock or other securities or rights of ours (including rights to receive payments in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing will be set forth in the prospectus supplement for such debt securities being offered.

     Unless otherwise indicated in the prospectus supplement, the following provisions will apply to debt securities being offered that may be exchanged for or converted into capital stock:

     The holder of any debt securities convertible into capital stock will have the right exercisable at any time during the time period specified in the prospectus supplement, unless previously redeemed by us, to convert such debt securities into shares of capital stock, which may include preferred stock, Class A Common Stock or Class A Special Common Stock, as specified in the prospectus supplement, at the conversion rate for each $1,000 principal amount of debt securities set forth in the prospectus supplement, subject to adjustment.

     The holder of a convertible debt security may convert a portion thereof which is $1,000 or any integral multiple of $1,000. In the case of debt securities called for redemption, conversion rights will expire at the close of business on the business day prior to the date fixed for the redemption as may be specified in the prospectus supplement, except that in the case of redemption at the option of the debt security holder, if applicable, such right will terminate upon receipt of written notice of the exercise of such option.

     Unless the terms of the specific debt securities being offered provide otherwise, in certain events, the conversion rate will be subject to adjustment as set forth in the indentures. Such events include:

     o the issuance of shares of any class of capital stock of ours as a dividend on the class of capital stock into which the debt securities of such series are convertible;

     o subdivisions, combinations and reclassifications of the class of capital stock into which debt securities of such series are convertible;

     o the issuance to all holders of the class of capital stock into which debt securities of such series are convertible of rights or warrants entitling the debt security holders (for a period not exceeding 45 days) to subscribe for or purchase shares of such class of capital stock at a price per share less than the current market price per share of such class of capital stock;

     o the distribution to all holders of the class of capital stock into which debt securities of such series are convertible of evidences of indebtedness of ours or of assets or subscription rights or warrants (other than those referred to above); and

     o distributions of cash in excess of certain threshold amounts.

     In the case of cash dividends in excess of threshold amounts, we may, at our option, choose to set aside the amount of such distribution in cash for distribution to the holder upon conversion rather than adjust the conversion rate; we do not intend to pay interest on the cash set aside.

     No adjustment of the conversion rate will be required unless an adjustment would require a cumulative increase or decrease of at least 1% in such rate. Fractional shares of capital stock will not be issued upon conversion but, in lieu thereof, we will pay a cash adjustment. Convertible debt securities surrendered for conversion between the record date for an interest payment, if any, and the interest payment date, except convertible debt securities called for redemption on a redemption date during such period, must be accompanied by payment of an amount equal to the interest thereon which the registered holder is to receive.

                            DESCRIPTION OF WARRANTS

General

     We may issue warrants to purchase securities or other securities or rights of ours, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices, or securities of other issuers or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The following sets forth certain general terms and provisions of the warrants offered hereby. Further terms of the warrants and the applicable warrant agreement are set forth in the applicable prospectus supplement.

     The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

     o the title of such warrants;

     o the aggregate number of such warrants;

     o the price or prices at which such warrants will be issued;

     o the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

     o the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices, or securities of other issuers or any combination of the foregoing, purchasable upon exercise of such warrants;

     o the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased;

     o the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

     o if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

     o if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

     o if applicable, the date on and after which such warrants and the related securities will be separately transferable;

     o information with respect to book-entry procedures, if any;

     o if applicable, a discussion of certain United States Federal income tax considerations; and

     o any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

                       DESCRIPTION OF PURCHASE CONTRACTS

     We may issue purchase contracts for the purchase or sale of:

     o our securities or securities of an entity unaffiliated or affiliated with us, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

     o currencies or composite currencies; or

     o commodities.

     Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, all as set forth in the applicable prospectus supplement. We must, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value thereof or, in the case of underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

     Purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, the pre-paid purchase contracts will be issued under one of the indentures.

                              DESCRIPTION OF UNITS

     As specified in the applicable prospectus supplement, units will consist of one or more purchase contracts, warrants, debt securities, guaranteed trust preferred securities, preferred stock, Class A Common Stock or Class A Special Common Stock or any combination thereof. Reference is made to the applicable prospectus supplement for:

     o all terms of the units and of the purchase contracts, warrants, debt securities, guaranteed trust preferred securities, shares of preferred stock, shares of Class A Common Stock or shares of Class A Special Common Stock, or any combination thereof, comprising the units, including whether and under what circumstances the securities comprising the units may or may not be traded separately;

     o a description of the terms of any unit agreement governing the units;
and

     o a description of the provisions for the payment, settlement, transfer or exchange of the units.

            DESCRIPTION OF THE GUARANTEED TRUST PREFERRED SECURITIES

     Each trust subsidiary has the sole obligation to make payments to you on the guaranteed trust preferred securities. However, our obligations to each trust subsidiary and our guaranteed trust preferred securities guarantee are equivalent to our full and unconditional guarantee on a subordinated basis of each trust subsidiary's payments to you on the guaranteed trust preferred securities. We have the sole obligation to make payments to you on all other securities.

     Each trust subsidiary may issue, from time to time, only one series of guaranteed trust preferred securities along with common securities having terms described in the prospectus supplement relating to the issuance. The declaration of each trust subsidiary authorizes the regular trustees of such trust subsidiary to issue on its behalf one series of guaranteed trust preferred securities. The declaration will be qualified as an indenture under the Trust Indenture Act of 1939. The guaranteed trust preferred securities will have terms, including distributions, redemption, voting, liquidation rights and other preferred, deferred or other special rights or such restrictions as shall be set forth in the declaration or made part of the declaration by the Trust Indenture Act of 1939 and which will mirror the terms of the subordinated debt securities held by the trust subsidiary and described in the applicable prospectus supplement. You should look in the prospectus supplement for the specific terms of the guaranteed trust preferred securities, including:

     o the distinctive designation and number of the guaranteed trust preferred securities;

     o the annual distribution rate or method of determining such rate for the guaranteed trust preferred securities and the date or dates upon which such distributions shall be payable; provided, however, that distributions on the guaranteed trust preferred securities shall be payable on a periodic basis to holders of such guaranteed trust preferred securities as of a record date in each period during which such guaranteed trust preferred securities are outstanding;

     o whether distributions on the guaranteed trust preferred securities will be cumulative, and, in the case of guaranteed trust preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on the guaranteed trust preferred securities shall be cumulative;

     o the amount or amounts which shall be paid out of the assets of our trust subsidiary to the holders of its guaranteed trust preferred securities upon its voluntary or involuntary dissolution, winding-up or termination;

     o the obligation, if any, of our trust subsidiary to purchase or redeem guaranteed trust preferred securities it issues and the price or prices at which, the period or periods within which, and the terms and conditions upon which, it may purchase or redeem its guaranteed trust preferred securities in whole or in part;

     o the voting rights, if any, of our trust subsidiary's guaranteed trust preferred securities in addition to those required by law, including the number of votes per guaranteed trust preferred security and any requirement for the approval by the holders of guaranteed trust preferred securities as a condition to specified action or amendments to the declaration of our trust subsidiary;

     o the terms and conditions, if any, upon which the underlying subordinated debt securities may be distributed to holders of guaranteed trust preferred securities;

     o if applicable, any securities exchange upon which the guaranteed trust preferred securities shall be listed; and

     o any other relevant rights, preferences, privileges, limitations or restrictions of guaranteed trust preferred securities not inconsistent with the declaration of our trust subsidiary or with applicable law.

     We will guarantee all guaranteed trust preferred securities offered by this prospectus hereby to the extent described below under "Description of the Guaranteed Trust Preferred Securities Guarantees." We will describe certain of the United States federal income tax considerations applicable to any offering of guaranteed trust preferred securities in an accompanying prospectus supplement.

     In connection with the issuance of guaranteed trust preferred securities, our trust subsidiary will issue one series of its common securities. The declaration of each of our trust subsidiaries authorizes its regular trustees to issue on its behalf one series of common securities having terms including distributions, redemption, voting, liquidation rights or restrictions as shall be set forth in the declaration. The terms of the common securities issued by one of our trust subsidiaries will be substantially identical to the terms of its guaranteed trust preferred securities and the common securities will rank equally, and payments will be made thereon pro rata, with the guaranteed trust preferred securities except that, upon an event of default under the declaration, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the guaranteed trust preferred securities. Except in certain limited circumstances, the common securities will also carry the right to vote to appoint, remove or replace any of our trust subsidiaries' trustees. We will directly or indirectly own all of the common securities of each of our trust subsidiaries.

Enforcement of Certain Rights by Holders of Guaranteed Trust Preferred
Securities

     If an event of default under the declaration of one of our trust subsidiaries occurs and is continuing, then the holders of its guaranteed trust preferred securities would have to rely on the institutional trustee enforcing against us its rights as a holder of the subordinated debt securities. In addition, the holders of a majority in liquidation amount of the guaranteed trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the institutional trustee or to direct the exercise of any trust or power conferred upon the institutional trustee under the applicable declaration, including the right to direct the institutional trustee to exercise the remedies available to it as a holder of the subordinated debt securities. If the institutional trustee fails to enforce its rights under the subordinated debt securities, a holder of guaranteed trust preferred securities may not institute a legal proceeding directly against us to enforce the institutional trustee's rights under the applicable series of subordinated debt securities. Notwithstanding the foregoing, if an event of default under the applicable declaration has occurred and is continuing and that event is attributable to our failure to pay interest or principal on the applicable series of subordinated debt securities when due, then a holder of guaranteed trust preferred securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the applicable series of subordinated debt securities having a principal amount equal to the aggregate liquidation amount of such holder's guaranteed trust preferred securities on or after the respective due date for the applicable series of subordinated debt securities. In connection with such a direct action brought by a holder, we will be subrogated to the rights of such holder of guaranteed trust preferred securities under the applicable declaration to the extent of any payment made by us to such holder of preferred securities in such direct action.

                 DESCRIPTION OF THE GUARANTEED TRUST PREFERRED
                             SECURITIES GUARANTEES

     Set forth below is a summary of information concerning the guaranteed trust preferred securities guarantees that we will execute and deliver for the benefit of the holders from time to time of the guaranteed trust preferred securities. Each guaranteed trust preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act of 1939. We will name the trustee who will act as indenture trustee under each guaranteed trust preferred securities guarantee for purposes of the Trust Indenture Act of 1939 in the prospectus supplement relating to such guaranteed trust preferred securities. The terms of each guaranteed trust preferred securities guarantee will be those set forth in such guaranteed trust preferred securities guarantee and those made part of such guaranteed trust preferred securities guarantee by the trust indenture act. Because the following is only a summary of the guaranteed trust preferred securities guarantee, it does not contain all information that you may find useful. For further information about the guaranteed trust preferred securities guarantee, you should read the guaranteed trust preferred securities guarantee. Each guaranteed trust preferred securities guarantee will be held by the preferred guarantee trustee for the benefit of the holders of the guaranteed trust preferred securities of the relevant trust subsidiary.

General

     Pursuant to each guaranteed trust preferred securities guarantee, we will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the guaranteed trust preferred securities, the guarantee payments described below (except to the extent paid by our trust subsidiary), as and when due, regardless of any defense, right of set-off or counterclaim which such trust subsidiary may have or assert. The following payments with respect to guaranteed trust preferred securities to the extent not paid by such trust subsidiary, will be subject to the guaranteed trust preferred securities guarantee thereon (without duplication):

     o any accrued and unpaid distributions which are required to be paid on such guaranteed trust preferred securities, to the extent the applicable trust subsidiary has funds available for such payment;

     o the redemption price, including all accrued and unpaid distributions, to the extent the applicable trust subsidiary has funds available for such payment with respect to any guaranteed trust preferred securities called for redemption by such trust subsidiary; and

     o upon a voluntary or involuntary dissolution, winding-up or termination of such trust subsidiary (other than in connection with the distribution of subordinated debt securities to the holders of guaranteed trust preferred securities or the redemption of all of the guaranteed trust preferred securities), the lesser of

          o the aggregate of the liquidation amount and all accrued and unpaid distributions on such guaranteed trust preferred securities to the date of payment, to the extent such trust subsidiary has funds available therefor; and

          o the amount of assets of such trust subsidiary remaining available for distribution to holders of such guaranteed trust preferred securities in liquidation of such trust subsidiary.

     The redemption price and liquidation amount will be fixed at the time the guaranteed trust preferred securities are issued. Our obligation to make a guarantee payment as described above may be satisfied by direct payment of the required amounts by us to the holders of guaranteed trust preferred securities or by our causing our trust subsidiary to pay such amounts to such holders.

     No guaranteed trust preferred securities guarantee will apply to any payment of distributions except to the extent our trust subsidiary has funds available for such payment. If we do not make interest payments on the subordinated debt securities purchased by our trust subsidiary, it will not pay distributions on its guaranteed trust preferred securities and will not have funds available to make such payment. See "Description of the Subordinated Debt Securities -- Certain Covenants." The guaranteed trust preferred securities guarantee, when taken together with our obligations under the subordinated debt securities, the subordinated debt security indenture and the declaration, including our obligations to pay costs, expenses, debts and liabilities of our trust subsidiaries (other than with respect to the guaranteed trust preferred securities and related common securities), is equivalent to a full and unconditional guarantee on a subordinated basis by us of payments due on the guaranteed trust preferred securities.

Certain Covenants

     In each guaranteed trust preferred securities guarantee, we will covenant that, so long as any guaranteed trust preferred securities issued by the applicable trust subsidiary remain outstanding, if there shall have occurred any event that would constitute an event of default under such guaranteed trust preferred securities guarantee or under our trust subsidiary's declaration, then:

     o we may not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make liquidation payment with respect to, any of our capital stock (other than (i) purchases or acquisitions of shares of our common stock in connection with the satisfaction of our obligations under any employee benefit plans or the satisfaction of our obligations pursuant to any contract or security requiring us to purchase shares of our common stock,
(ii) as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock or, (iii) the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged) or make any guarantee payments with respect to the foregoing and

     o we may not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities, including guarantees, issued by us which rank equally with or junior to such subordinated debt securities; except in the case of debt securities that rank equally with such subordinated debt securities, on a pro rata basis.

Modification of the Guaranteed Trust Preferred Securities Guarantees;
Assignment

     Except with respect to any changes which do not adversely affect the rights of holders of guaranteed trust preferred securities (in which case no vote will be required), each guaranteed trust preferred securities guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the related guaranteed trust preferred securities. The manner of obtaining any such approval of holders of such guaranteed trust preferred securities will be set forth in an accompanying prospectus supplement. All guarantees and agreements contained in a guaranteed trust preferred securities guarantee shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the related guaranteed trust preferred securities.

Termination

     Each guaranteed trust preferred securities guarantee will terminate as to the guaranteed trust preferred securities issued by the applicable trust subsidiary:

     o upon full payment of the redemption price, including all accrued and unpaid distributions, of all its guaranteed trust preferred securities;

     o upon distribution of the subordinated debt securities held by it to the holders of its guaranteed trust preferred securities; or

     o upon full payment of the amounts payable in accordance with its declaration upon its liquidation.

     Each guaranteed trust preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of guaranteed trust preferred securities issued by the applicable trust subsidiary must restore payment of any sums paid under such guaranteed trust preferred securities or such guaranteed trust preferred securities guarantee.

Events of Default

     An event of default under a preferred securities guarantee will occur upon our failure to perform any of our payment or other obligations under the guarantee.

     The holders of a majority in liquidation amount of the guaranteed trust preferred securities relating to such guaranteed trust preferred securities guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the preferred guarantee trustee in respect of the guaranteed trust preferred securities guarantee or to direct the exercise of any trust or power conferred upon the preferred guarantee trustee under such guaranteed trust preferred securities. If the preferred guarantee trustee fails to enforce such guaranteed trust preferred securities guarantee, any holder of guaranteed trust preferred securities relating to such guaranteed trust preferred securities guarantee may institute a legal proceeding directly against us to enforce the preferred guarantee trustee's rights under such guaranteed trust preferred securities guarantee, without first instituting a legal proceeding against the relevant trust subsidiary, the preferred guarantee trustee or any other person or entity. Notwithstanding the foregoing, if we have failed to make a guarantee payment, a holder of guaranteed trust preferred securities may directly institute a proceeding against us for enforcement of the guaranteed trust preferred securities guarantee for such payment. We waive any right or remedy to require that any action be brought first against our trust subsidiary or any other person or entity before proceeding directly against us.

     The preferred guarantee trustee, prior to the occurrence of a default with respect to a guaranteed trust preferred securities guarantee, undertakes to perform only such duties as are specifically set forth in such guaranteed trust preferred securities guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the preferred guarantee trustee is under no obligation to exercise any of the powers vested in it by a guaranteed trust preferred securities guarantee at the request of any holder of guaranteed trust preferred securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

Status of the Preferred Securities Guarantees

     The guaranteed trust preferred securities guarantees will constitute unsecured obligations of ours and will rank (i) subordinate and junior in right of payment to all of our other liabilities, (ii) equally with the most senior preferred or preference stock now or in the future issued by us and with any guarantee now or in the future entered into by us in respect of any preferred or preference stock of any of our affiliates, and (iii) senior to our common stock. The terms of the guaranteed trust preferred securities provide that each holder of guaranteed trust preferred securities issued by the applicable trust subsidiary by accepting the guaranteed trust preferred securities agrees to the subordination provisions and other terms of the guaranteed trust preferred securities guarantee relating to the guaranteed trust preferred securities.

     The guaranteed trust preferred securities guarantees will constitute a guarantee of payment and not of collection. In other words, the guaranteed party may institute a legal proceeding directly against us, as guarantor, to enforce its rights under the preferred securities guarantee without instituting a legal proceeding against any other person or entity.

Information Concerning the Preferred Guarantee Trustee

     We and certain of our affiliates may maintain a banking relationship with the preferred guarantee trustee.

Governing Law

     The guaranteed trust preferred securities guarantees will be governed by, and construed and interpreted in accordance with the laws of the State of New York.

                               GLOBAL SECURITIES

     We may issue the debt securities, warrants, purchase contracts, guaranteed trust preferred securities, guaranteed trust preferred securities guarantee and units of any series in the form of one or more fully registered global securities that will be deposited with a depositary or with a nominee for a depositary identified in the prospectus supplement relating to such series and registered in the name of the depositary or its nominee. In that case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of outstanding registered securities of the series to be represented by such global securities. Unless and until the depositary exchanges a global security in whole for securities in definitive registered form, the global security may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any of its nominees to a successor of the depositary or a nominee of such successor.

     The specific terms of the depositary arrangement with respect to any portion of a series of securities to be represented by a global security will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

     Ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary for such global security known as "participants" or persons that may hold interests through such participants. Upon the issuance of a global security, the depositary for such global security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities represented by such global security beneficially owned by such participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such securities. Ownership of beneficial interests in such global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for such global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in global securities.

     So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable indenture, warrant agreement, purchase contract, declaration, guaranteed trust preferred securities guarantee or unit agreement. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of such securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture, warrant agreement, purchase contract, declaration, guaranteed trust preferred securities guarantee or unit agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for such global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, purchase contract, declaration, guaranteed trust preferred securities guarantee or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, warrant agreement, purchase contract, declaration, guaranteed trust preferred securities guarantee or unit agreement, the depositary for such global security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

     Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, purchase contracts, preferred securities, guaranteed trust preferred securities guarantee or units represented by a global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such global security. None of us, the trustees, the warrant agents, the unit agents or any of our other agents, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     We expect that the depositary for any securities represented by a global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or commodities to holders in respect of such global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in such global security as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

     If the depositary for any securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and we do not appoint a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 within 90 days, we will issue such securities in definitive form in exchange for such global security. In addition, we may at any time and in our sole discretion determine not to have any of the securities of a series represented by one or more global securities and, in such event, will issue securities of such series in definitive form in exchange for all of the global security or securities representing such securities. Any securities issued in definitive form in exchange for a global security will be registered in such name or names as the depositary shall instruct the relevant trustee, warrant agent or other relevant agent of ours. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such global security.

                         DESCRIPTION OF PREFERRED STOCK

     Our board of directors is authorized to issue in one or more series up to a maximum of 20,000,000 shares of preferred stock, without par value. The shares can be issued with such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion or exchange rights and other special or relative rights as the board of directors shall from time to time fix by resolution. The dividend, voting, conversion, exchange, repurchase and redemption rights, if applicable, the liquidation preference, and other specific terms of each series of the preferred stock will be set forth in the prospectus supplement.

     The applicable prospectus supplement will describe the following terms to the extent that they may apply to an issuance of preferred stock in respect of which this prospectus is being delivered:

     o the specific designation, number of shares, seniority and purchase price;

     o any liquidation preference per share;

     o any date of maturity;

     o any redemption, repayment or sinking fund provisions;

     o any dividend rate or rates and the dates on which any such dividends will be payable (or the method by which such rates or dates will be determined);

     o any voting rights;

     o if other than the currency of the United States of America, the currency or currencies including composite currencies in which such preferred stock is denominated and/or in which payments will or may be payable;

     o the method by which amounts in respect of such preferred stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation;

     o whether the preferred stock is convertible or exchangeable and, if so, the securities or rights into which such preferred stock is convertible or exchangeable, and the terms and conditions upon which such conversions or exchanges will be effected including the initial conversion or exchange prices or rates, the conversion or exchange period and any other related provisions;

     o the place or places where dividends and other payments on the preferred stock will be payable; and

     o any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

     As described under "Description of Depositary Shares," we may, at our option, elect to offer depositary shares evidenced by depositary receipts, each representing an interest (to be specified in the prospectus supplement relating to the particular series of the preferred stock) in a share of the particular series of the preferred stock issued and deposited with a bank or trust company selected by us as the depositary.

     All shares of preferred stock offered hereby, or issuable upon conversion, exchange or exercise of securities, will, when issued, be fully paid and non-assessable. We have been advised that the preferred stock will be exempt from existing Pennsylvania personal property tax.

                        DESCRIPTION OF DEPOSITARY SHARES

     The description set forth below and in any prospectus supplement of certain provisions of the deposit agreement and of the depositary shares and depositary receipts does not purport to be complete and is subject to, and qualified in its entirety by reference to, the form of deposit agreement and form of depositary receipts relating to each series of the preferred stock.

General

     We may, at our option, elect to have shares of preferred stock be represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company selected by us as the depositary. The prospectus supplement relating to a series of depositary shares will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable interest in the number of shares of preferred stock underlying such depositary share, to all the rights and preferences of the preferred stock underlying such depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.

     The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred stock described in the applicable prospectus supplement.

     Unless otherwise specified in the prospectus supplement, a holder of depositary shares is not entitled to receive the shares of preferred stock underlying the depositary shares.

Dividends and Other Distributions

     The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares representing such preferred stock in proportion to the numbers of such depositary shares owned by such holders on the relevant record date.

     In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto or the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

     The deposit agreement also contains provisions relating to the manner in which any subscription or similar rights offered by us to holders of preferred stock shall be made available to holders of depositary shares.

Conversion and Exchange

     If any preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in the prospectus supplement relating thereto, each record holder of depositary shares will have the right or obligation to convert or exchange such depositary shares pursuant to the terms thereof.

Redemption of Depositary Shares

     If preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. Whenever we redeem preferred stock from the depositary, the depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by us.

     After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price payable upon such redemption. Any funds deposited by us with the depositary for any depositary shares which the holders thereof fail to redeem shall be returned to us after a period of two years from the date such funds are so deposited.

Voting

     Upon receipt of notice of any meeting or action in lieu of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying such holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock underlying such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so.

Amendment of the Deposit Agreement

     The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary, provided, however, that any amendment which materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding.

Charges of Depositary

     We will pay all transfer and other taxes and governmental charges that arise solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any exchange or redemption of the preferred stock. Holders of depositary shares will pay all other transfer and other taxes and governmental charges, and, in addition, such other charges as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

     We, or at our option, the depositary, will forward to the holders of depositary shares all reports and communications from us which we are required to furnish to the holders of preferred stock.

     Neither the depositary nor we will be liable if either of us is prevented or delayed by law or any circumstances beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary under the deposit agreement will be limited to performance in good faith of our duties thereunder and we and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary share or preferred stock unless satisfactory indemnity has been furnished. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary; Termination of the Deposit Agreement

     The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary will be appointed by us within 60 days after delivery of the notice of resignation or removal. The deposit agreement may be terminated at our direction or by the depositary if a period of 90 days shall have expired after the depositary has delivered to us written notice of its election to resign and a successor depositary shall not have been appointed. Upon termination of the deposit agreement, the depositary will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except that the depositary will continue to deliver preferred stock certificates, together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property in exchange for depositary receipts surrendered. Upon our request, the depositary shall deliver all books, records, certificates evidencing preferred stock, depositary receipts and other documents relating to the subject matter of the depositary agreement to us.

                          DESCRIPTION OF COMMON STOCK

     The statements made under this caption include summaries of certain provisions contained in our articles of incorporation and by-laws. These statements do not purport to be complete and are qualified in their entirety by reference to such articles of incorporation and by-laws.

     We have three classes of common stock outstanding: Class A Special Common Stock, $1.00 par value per share; Class A Common Stock, $1.00 par value per share; and Class B Common Stock, $1.00 par value per share. There are currently authorized 2,500,000,000 shares of Class A Special Common Stock, 200,000,000 shares of Class A Common Stock and 50,000,000 shares of Class B Common Stock. At the close of business on December 31, 2000, there were outstanding 907,952,668 shares of Class A Special Common Stock, 21,832,250 shares of Class A Common Stock and 9,444,375 shares of Class B Common Stock.

Dividends

     Subject to the preferential rights of any preferred stock then outstanding, the holders of Class A Special Common Stock, Class A Common Stock and Class B Common Stock are entitled to receive pro rata per share cash dividends as from time to time may be declared by our Board of Directors out of funds legally available therefor. Each class of our common stock is to receive dividends, as declared, on an equal basis per share.

     Stock dividends on, and stock splits of, any class of common stock shall not be paid or issued unless paid or issued on all classes of common stock, in which case they are to be paid or issued only in shares of that class or in shares of either Class A Common Stock or Class A Special Common Stock.

     Our Board of Directors eliminated the quarterly cash dividend on all classes of our common stock in March 1999. We do not intend to pay dividends on our common stock for the foreseeable future.

Voting Rights

     The holders of the Class A Special Common Stock are not entitled to vote in the election of directors or otherwise, except where class voting is required by applicable law or our articles of incorporation, in which case, each holder of Class A

Special Common Stock shall be entitled to one vote per share. Each holder of Class A Common Stock has one vote per share and each holder of Class B Common Stock has 15 votes per share. The articles of incorporation provide that the Class A Special Common Stock, the Class A Common Stock and the Class B Common Stock vote as separate classes on certain amendments to the articles of incorporation regarding conversion rights of the Class B Common Stock and as required by applicable law. Under applicable law, holders of Class A Special Common Stock have voting rights in the event of certain amendments to the articles of incorporation and certain mergers and other fundamental corporate changes. In all other instances, including the election of directors, the Class A Common Stock and the Class B Common Stock vote as one class. Neither the holders of Class A Common Stock nor the holders of Class B Common Stock have cumulative voting rights.

Principal Shareholder

     At November 30, 2000, Sural Corporation, a Delaware corporation, owned 9,444,375 shares of our outstanding Class B Common Stock, 9,581,288 shares of our outstanding Class A Special Common Stock and 136,913 shares of our outstanding Class A Common Stock. Mr. Brian L. Roberts, President of Comcast, owns stock representing substantially all of the voting power of all classes of voting securities of Sural. Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, Mr. Roberts is deemed to be the beneficial owner of the shares of Class B Common Stock and Class A Common Stock owned by Sural, and he is deemed to be the beneficial owner of an additional 114,222 shares of Class A Special Common Stock and 1,356 shares of Class A Common Stock, including 2,712 shares of Class A Special Common Stock and 1,356 shares of Class A Common Stock owned by his wife, as to which he disclaims beneficial ownership. Since each share of Class B Common Stock is entitled to 15 votes, the shares of Class A Common Stock and Class B Common Stock owned by Sural and Mr. Roberts constitute approximately 87% of the voting power of the two classes of our voting common stock combined. The Class B Common Stock is convertible on a share-for- share basis into Class A Common Stock or Class A Special Common Stock. If Sural and Mr. Roberts were to convert the Class B Common Stock which they are deemed to beneficially own into Class A Common Stock, Mr. Roberts would beneficially own 9,582,644 shares of Class A Common Stock, which is approximately 31% of the Class A Common Stock that would be outstanding after the conversion.

Conversion of Class B Common Stock

     The Class B Common Stock is convertible share for share into either the Class A Common Stock or the Class A Special Common Stock.

Preference on liquidation

     In the event of the liquidation, dissolution or winding up, either voluntary or involuntary, of us, the holders of Class A Special Common Stock, Class A Common Stock and Class B Common Stock are entitled to receive, subject to any liquidation preference of any preferred stock then outstanding, our remaining assets, if any, in proportion to the number of shares held by them without regard to class.

Miscellaneous

     The holders of Class A Special Common Stock, Class A Common Stock and Class B Common Stock do not have any preemptive rights, except that if the right to subscribe to stock, options or warrants to purchase stock is offered or granted to all holders of Class A Special Common Stock or Class A Common Stock, parallel rights must be given to all holders of Class B Common Stock. All shares of Class A Special Common Stock, Class A Common Stock and Class B Common Stock presently outstanding are, and all shares of the Class A Special Common Stock and Class A Common Stock offered hereby, or issuable upon conversion, exchange or exercise of securities offered hereby, will, when issued, be, fully paid and non-assessable. We have been advised that the Class A Special Common Stock and Class A Common Stock are exempt from existing Pennsylvania personal property tax.

     The transfer agent and registrar for our Class A Special Common Stock and Class A Common Stock is Boston Equiserve, 525 Washington Blvd., Jersey City, New Jersey 07310. Their telephone number is (888) 883-8903.

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
                              PLAN OF DISTRIBUTION

     We and/or our trust subsidiaries may sell the securities being offered hereby in four ways:

     o directly to purchasers;

     o through agents;

     o through underwriters; and

     o through dealers.

     We and/or our trust subsidiaries may directly solicit offers to purchase securities, or we and/or our trust subsidiaries may designate agents to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act of 1933 and describe any commissions we or our trust subsidiaries must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

     If any underwriters are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement with them at the time of sale to them and we will set forth in the prospectus supplement relating to such offering their names and the terms of our agreement with them.

     If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

     Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

     In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities, and may end any of these activities at any time.

     Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

                                 LEGAL MATTERS

     As to matters governed by Pennsylvania law, Arthur R. Block, Esquire, Senior Vice President and General Counsel of Comcast, and as to matters governed by New York law, Davis Polk & Wardwell, will pass upon the validity of the securities on our behalf and on behalf of our trust subsidiaries, although we may use other counsel, including our employees, to do so. Certain matters of Delaware law relating to the validity of the guaranteed trust preferred securities will be passed upon by Richards, Layton & Finger. Unless otherwise indicated in the accompanying prospectus supplement, legal matters will be passed upon for the underwriters or agents by Cahill Gordon & Reindel (a partnership including a professional organization).

                                    EXPERTS

     Our consolidated financial statements and consolidated financial statement schedules in our annual report on Form 10-K for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated herein in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of QVC, Inc. and subsidiaries, as of December 31, 1998 and for each of the years in the two-year period ended December 31, 1998, have been incorporated herein by reference and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     We, along with our trust subsidiaries, have filed this prospectus as part of a combined registration statement on Form S-3 with the SEC. The registration statement contains exhibits and other information that are not contained in this prospectus. In particular, the registration statement includes as exhibits forms of our underwriting agreements, copies of our senior indenture and subordinated indenture, forms of our senior debt security and subordinated debt security, the declaration of trust of each of our trust subsidiaries, a form of amended and restated declaration of trust to be adopted in connection with the issuance of any guaranteed trust preferred securities, a form of preferred security, the certificate of trust of each of our trust subsidiaries, a form of guarantee for the guaranteed trust preferred securities, a form of unit agreement, a form of purchase contract agreement, a form of pledge agreement, a form of warrant agreement for warrants sold separately, a form of warrant for warrants sold separately, a form of warrant agreement for warrants sold attached to securities, a form of warrant for warrants sold attached to securities, a form of deposit agreement and a form of depositary share. Our descriptions in this prospectus of the provisions of documents filed as an exhibit to the registration statement or otherwise filed with the SEC are only summaries of the documents' material terms. If you want a complete description of the content of the documents, you should obtain the documents yourself by following the procedures described below.

     We file annual, quarterly and special reports and other information with the SEC. You may read and copy any document we file at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549, at Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661 and at Seven World Trade Center, 13th Floor, New York, New York 10048. Please call the SEC at 1-800- SEC-0330 for further information on the public reference rooms. You may also read our SEC filings, including the complete registration statement and all of the exhibits to it, through the SEC's web site at http://www.sec.gov.

     Our trust subsidiaries have been created solely to issue guaranteed trust preferred securities for our financing purposes. We do not plan to provide separate financial statements for our trust subsidiaries because you will be relying on our ability to make payments on our debt securities held by the trust subsidiaries or on our guarantee, rather than the trust subsidiaries' independent ability to make payments on the guaranteed trust preferred securities. In addition, although our trust subsidiaries would normally be required to file information with the SEC on an ongoing basis, we expect that the trust subsidiaries will be exempt from this filing obligation for as long as we continue to file our information with the SEC.

     You should rely only on the information contained in this prospectus, in the accompanying prospectus supplement and in material we file with the SEC. We have not authorized anyone to provide you with information that is different. We are offering to sell, and seeking offers to buy, the securities described in the prospectus only where offers and sales are permitted. The information contained in this prospectus, the prospectus supplement and our filings with the SEC is accurate only as of its date, regardless of the time of delivery of this prospectus and the prospectus supplement or of any sale of the securities.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you directly to those documents. The information incorporated by reference is considered to be part of this prospectus. In addition, information we file with the SEC in the future will automatically update and supersede information contained in this prospectus and any accompanying prospectus Supplement. We incorporate by reference the documents listed below, each of which is filed under SEC File No. 000-06983, and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities we are offering:

     o    Our annual report on Form 10-K for the year ended December 31, 1999;

     o Our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

     o Our current reports on Form 8-K dated January 4, 2001, March 3, 2000, January 21, 2000 and January 4, 2000, and on Form 8-K/A dated April 3, 2000; and

     o The description of our Class A Special Common Stock and Class A Common Stock contained in the first amendment to our registration statement on Form 8-A/A dated July 16, 1996.

     We will provide free copies of any of those documents, if you write or telephone us at: 1500 Market Street, Philadelphia, Pennsylvania 19102-2148,
(215) 665-1700.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

     All of the expenses in connection with the offering are as follows:

Securities and Exchange Commission registration fee........   $ 1,000,000
Legal fees and expenses....................................        75,000 *
Printing and engraving fees................................        50,000 *
Accountants' fees and expenses.............................        25,000 *
Miscellaneous..............................................        25,000 *
                                                              -----------
     Total................................................    $ 1,175,000 *
                                                              ===========
-------------------
*  Estimated

Item 15.  Indemnification of Directors and Officers.

     Sections 1741 through 1750 of Subchapter C, Chapter 17, of the Pennsylvania Business Corporation Law of 1988 (the "BCL") contain provisions for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel, and related matters.

     Under Section 1741, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director, officer, employee or agent of the corporation or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, has no reasonable cause to believe his conduct was unlawful. Under
Section 1743, indemnification is mandatory to the extent that the director, officer, employee or agent has been successful on the merits or otherwise in defense of any action or proceeding relating to third-party or derivative actions if the appropriate standards of conduct are met.

     Section 1742 provides for indemnification in derivative actions except in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expense that the court deems proper.

     Section 1744 provides that, unless ordered by a court, any indemnification under Sections 1741 or 1742 shall be made by the corporation as authorized in the specific case upon a determination that the representative met the applicable standard of conduct set forth in those sections and such determination shall be made by the board of directors by majority vote of a quorum of directors not parties to the action or proceeding; if a quorum is not obtainable or if obtainable and a majority of disinterested directors so directs, by independent legal counsel; or by the shareholders.

     Section 1745 provides that expenses incurred by an officer, director, employee or agent in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

     Section 1746 provides generally that except in any case where the act or failure to act giving rise to the claim for indemnification is determined by the court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by this Subchapter of the BCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office.

     Section 1747 also grants a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him in his capacity as officer or director, whether or not the corporation would have the power to indemnify him against the liability under this Subchapter of the BCL.

     Sections 1748 and 1749 extend the indemnification and advancement of expenses provisions contained in Sections 1741-1750 of the BCL to successor corporations in fundamental changes and to representatives serving as fiduciaries of employee benefit plans.

     Section 1750 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Sections 1741-1750 of the BCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representative of such person.

     For information regarding provisions under which a director or officer of the Company may be insured or indemnified in any manner against any liability which he may incur in his capacity as such, reference is made to Article VII of the Company's By-Laws.

Item 16.  Exhibits.

     The following exhibits are filed as part of the Registration Statement:

     Exhibit      Description
     -------      -----------

        1.1 Form of Underwriting Agreement (Debt Securities, Warrants, Purchase Contracts and Units) (Incorporated by reference to the corresponding exhibit to our Registration Statement on Form S-3 (File No. 333-81391)).

        1.2 Form of Underwriting Agreement (Preferred Stock, Depositary Shares, Common Stock) (Incorporated by reference to the corresponding exhibit to our Registration Statement on Form S-3 (File No. 333-81391)).

        1.3 Form of Underwriting Agreement (Preferred Securities) (Incorporated by reference to the corresponding exhibit to our Registration Statement on Form S-3 (File No. 333-81391)).

        3.1       Amended and Restated By-Laws (Incorporated by reference to
                  Exhibit 3(ii) to our Annual Report on Form 10-K for the year ended December 31, 1993).

        4.1 Senior Indenture dated as of June 15, 1999 between the Company and The Bank of New York (as successor in interest to Bank of Montreal Trust Company), as Trustee (Incorporated by reference to the corresponding exhibit to our Registration Statement on Form S-3 (File No. 333- 81391)).

        4.2 Subordinated Indenture dated as of June 15, 1999 between the Company and Bankers Trust Company, as Trustee (Incorporated by reference to the corresponding exhibit to our Registration Statement on Form S-3 (File No. 333-81391)).

        4.3 Certificate of Trust of Comcast Corporation Trust I (Incorporated by reference to the corresponding exhibit to our Registration Statement on Form S-3 (File No. 333-81391)).

     Exhibit      Description
     -------      -----------

        4.4 Certificate of Trust of Comcast Corporation Trust II (Incorporated by reference to the corresponding exhibit to our Registration Statement on Form S-3 (File No. 333-81391)).

        4.5 Certificate of Trust of Comcast Corporation Trust III (Incorporated by reference to the corresponding exhibit to our Registration Statement on Form S-3 (File No. 333-81391)).

        4.6 Declaration of Trust of Comcast Corporation Trust I (Incorporated by reference to the corresponding exhibit to our Registration Statement on Form S-3 (File No. 333-81391)).

        4.7 Declaration of Trust of Comcast Corporation Trust II (Incorporated by reference to the corresponding exhibit to our Registration Statement on Form S-3 (File No. 333-81391)).

        4.8 Declaration of Trust of Comcast Corporation Trust III (Incorporated by reference to the corresponding exhibit to our Registration Statement on Form S-3 (File No. 333-81391)).

        4.9 Form of Amended and Restated Declaration of Trust for each of Comcast Corporation Trust I, Comcast Corporation Trust II and Comcast Corporation Trust III (Incorporated by reference to the corresponding exhibit to our Registration Statement on Form S-3 (File No. 333-81391)).

       4.10 Form of Senior Debt Security (Incorporated by reference to the corresponding exhibit to our Registration Statement on Form S-3 (File No. 333-81391)).

       4.11 Form of Subordinated Debt Security (Incorporated by reference to the corresponding exhibit to our Registration Statement on Form S-3 (File No. 333-81391)).

       4.12       Form of Preferred Security (included in Exhibit 4.9)

       4.13 Form of Preferred Securities Guarantee with respect to Preferred Securities (Incorporated by reference to the corresponding exhibit to our Registration Statement on Form S-3 (File No. 333- 81391)).

       4.14 Form of Purchase Contract Agreement relating to Purchase Contracts (to be included in Exhibit 4.15).

       4.15*      Form of Unit Agreement.

       4.16 Form of Warrant Agreement for Warrants sold separately (Incorporated by reference to the corresponding exhibit to our Registration Statement on Form S-3 (File No. 333-81391)).

       4.17 Form of Warrant for Warrants sold separately (included in Exhibit 4.16) (Incorporated by reference to the corresponding exhibit to our Registration Statement on Form S-3 (File No. 333- 81391)).

       4.18 Form of Warrant Agreement for Warrants sold attached to other Securities (Incorporated by reference to the corresponding exhibit to our Registration Statement on Form S-3 (File No. 333- 81391)).

       4.19 Form of Warrant for Warrants sold attached to other Securities (included in Exhibit 4.18).

       4.20 Form of Pledge Agreement (Incorporated by reference to the corresponding exhibit to our Registration Statement on Form S-3 (File No. 333-81391)).

       4.21 Form of Deposit Agreement (Incorporated by reference to the corresponding exhibit to our Registration Statement on Form S-3 (File No. 333-81391)).

       4.22       Form of Depositary Share (included in Exhibit 4.21).

       5.1**      Opinion of Arthur R. Block, Esquire.

     Exhibit      Description
     -------      -----------

        5.2**     Opinion of Davis Polk & Wardwell.

        5.3**     Opinion of Richards, Layton & Finger.

       12.1*** Statement re: Computation of Ratios of Earnings to Fixed Charges and Combined Fixed Charges and Preferred Dividends.

       23.1***    Consent of Deloitte & Touche LLP.

       23.2***    Consent of KPMG LLP.

       23.3       Consent of Arthur R. Block, Esquire (included in Exhibit 5.1).

       23.4       Consent of Davis Polk & Wardwell (included in Exhibit 5.2).

       23.5       Consent of Richards, Layton & Finger (included in Exhibit
                  5.3).

       24.1 Powers of Attorney (included on the signature page of this registation statement).

       25.1*** Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Senior Indenture.

       25.2** Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bankers Trust Company, as Trustee under the Subordinated Indenture.

       25.3* Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Institutional Trustee for Comcast Corporation Trust I.

       25.4* Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Institutional Trustee for Comcast Corporation Trust II.

       25.5* Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Institutional Trustee for Comcast Corporation Trust III.

-------------------
*    To be filed with subsequent Current Report on Form 8-K.

**   To be filed with subsequent pre-effective amendment.

***  Filed herewith.

Item 17.  Undertakings.

     The undersigned Registrant hereby undertakes:

     1. (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that subparagraphs (a) (i) and (a) (ii) shall not apply to the extent that information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. If the securities to be registered are to be offered at competitive bidding, the undersigned registrant hereby undertakes (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Securities Act, and relating to the securities offered at competitive bidding, as contained in the Registration Statement, together with any supplements thereto, and (2) to file an amendment to the Registration Statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later thin the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

     4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, Comcast Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Philadelphia, Pennsylvania, on the 19th day of January, 2001.

                                       COMCAST CORPORATION


                                       By: /s/ William E. Dordelman
                                           ------------------------------------
                                           William E. Dordelman, Vice President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ralph J. Roberts, Brian L. Roberts, Julian A. Brodsky, Lawrence S. Smith, John R. Alchin, Stanley L. Wang, Lawrence
J. Salva, Arthur R. Block and William E. Dordelman and each of them, his (her) true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him (her) and in his (her) name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), as well as any related registration statement for amendment thereto) filed pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he (she) might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


       Signature                        Title                       Date
       ---------                        -----                       ----


/s/ Ralph J. Roberts
------------------------    Chairman and Director             January 19, 2001
Ralph J. Roberts


/s/ Julian A. Brodsky
------------------------    Vice Chairman and Director        January 19, 2001
Julian A. Brodsky


/s/ Brian L. Roberts
------------------------    President (Principal Executive    January 19, 2001
Brian L. Roberts            Officer) and Director


/s/ John R. Alchin
------------------------    Executive Vice President and
John R. Alchin              Treasurer (Principal Financial    January 19, 2001
                            Officer)

       Signature                        Title                       Date
       ---------                        -----                       ----


/s/ Lawrence J. Salva
------------------------    Senior Vice President             January 19, 2001
Lawrence J. Salva           (Principal Accounting Officer)


/s/ Gustave G. Amsterdam
------------------------    Director                          January 19, 2001
Gustave G. Amsterdam


/s/ Sheldon M. Bonovitz
------------------------    Director                          January 19, 2001
Sheldon M. Bonovitz


/s/ Joseph L. Castle II
------------------------    Director                          January 19, 2001
Joseph L. Castle II


/s/ Felix G. Rohatyn
------------------------    Director                          January 19, 2001
Felix G. Rohatyn


/s/ Bernard C. Watson
------------------------    Director                          January 19, 2001
Bernard C. Watson


/s/ Irving A. Wechsler
------------------------    Director                          January 19, 2001
Irving A. Wechsler


/s/ Anne Wexler
------------------------    Director                          January 19, 2001
Anne Wexler

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Comcast Corporation Trust I, Comcast Corporation Trust II and Comcast Corporation Trust III certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and that they have duly caused this Registration Statement or amendment thereto to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of Delaware, and the City of Philadelphia and State of Pennsylvania on 19th day of January, 2001.


                                       COMCAST CORPORATION TRUST I


                                       By: /s/ Donald J. Puglisi
                                          -------------------------------------
                                          Name:  Donald J. Puglisi
                                          Title: Trustee


                                       By: /s/ William E. Dordelman
                                           ------------------------------------
                                           Name:  William E. Dordelman
                                           Title: Trustee



                                       COMCAST CORPORATION TRUST II


                                       By: /s/ Donald J. Puglisi
                                          -------------------------------------
                                          Name:  Donald J. Puglisi
                                          Title: Trustee


                                       By: /s/ William E. Dordelman
                                           ------------------------------------
                                           Name:  William E. Dordelman
                                           Title: Trustee



                                       COMCAST CORPORATION TRUST III


                                       By: /s/ Donald J. Puglisi
                                          -------------------------------------
                                          Name:  Donald J. Puglisi
                                          Title: Trustee


                                       By: /s/ William E. Dordelman
                                           ------------------------------------
                                           Name:  William E. Dordelman
                                           Title: Trustee

     Exhibit      Description
     -------      -----------

        1.1 Form of Underwriting Agreement (Debt Securities, Warrants, Purchase Contracts and Units) (Incorporated by reference to the corresponding exhibit to our Registration Statement on Form S-3 (File No. 333-81391)).

        1.2 Form of Underwriting Agreement (Preferred Stock, Depositary Shares, Common Stock) (Incorporated by reference to the corresponding exhibit to our Registration Statement on Form S-3 (File No. 333-81391)).

        1.3 Form of Underwriting Agreement (Preferred Securities) (Incorporated by reference to the corresponding exhibit to our Registration Statement on Form S-3 (File No. 333-81391)).

        3.1       Amended and Restated By-Laws (Incorporated by reference to
                  Exhibit 3(ii) to our Annual Report on Form 10-K for the year ended December 31, 1993).

        4.1 Senior Indenture dated as of June 15, 1999 between the Company and The Bank of New York (as successor in interest to Bank of Montreal Trust Company), as Trustee (Incorporated by reference to the corresponding exhibit to our Registration Statement on Form S-3 (File No. 333- 81391)).

        4.2 Subordinated Indenture dated as of June 15, 1999 between the Company and Bankers Trust Company, as Trustee (Incorporated by reference to the corresponding exhibit to our Registration Statement on Form S-3 (File No. 333-81391)).

        4.3 Certificate of Trust of Comcast Corporation Trust I (Incorporated by reference to the corresponding exhibit to our Registration Statement on Form S-3 (File No. 333-81391)).

        4.4 Certificate of Trust of Comcast Corporation Trust II (Incorporated by reference to the corresponding exhibit to our Registration Statement on Form S-3 (File No. 333-81391)).

        4.5 Certificate of Trust of Comcast Corporation Trust III (Incorporated by reference to the corresponding exhibit to our Registration Statement on Form S-3 (File No. 333-81391)).

        4.6 Declaration of Trust of Comcast Corporation Trust I (Incorporated by reference to the corresponding exhibit to our Registration Statement on Form S-3 (File No. 333-81391)).

        4.7 Declaration of Trust of Comcast Corporation Trust II (Incorporated by reference to the corresponding exhibit to our Registration Statement on Form S-3 (File No. 333-81391)).

        4.8 Declaration of Trust of Comcast Corporation Trust III (Incorporated by reference to the corresponding exhibit to our Registration Statement on Form S-3 (File No. 333-81391)).

        4.9 Form of Amended and Restated Declaration of Trust for each of Comcast Corporation Trust I, Comcast Corporation Trust II and Comcast Corporation Trust III (Incorporated by reference to the corresponding exhibit to our Registration Statement on Form S-3 (File No. 333-81391)).

       4.10 Form of Senior Debt Security (Incorporated by reference to the corresponding exhibit to our Registration Statement on Form S-3 (File No. 333-81391)).

       4.11 Form of Subordinated Debt Security (Incorporated by reference to the corresponding exhibit to our Registration Statement on Form S-3 (File No. 333-81391)).

       4.12       Form of Preferred Security (included in Exhibit 4.9).

     Exhibit      Description
     -------      -----------

       4.13 Form of Preferred Securities Guarantee with respect to Preferred Securities (Incorporated by reference to the corresponding exhibit to our Registration Statement on Form S-3 (File No. 333- 81391)).

       4.14 Form of Purchase Contract Agreement relating to Purchase Contracts (to be included in Exhibit 4.15).

       4.15*      Form of Unit Agreement.

       4.16 Form of Warrant Agreement for Warrants sold separately (Incorporated by reference to the corresponding exhibit to our Registration Statement on Form S-3 (File No. 333-81391)).

       4.17 Form of Warrant for Warrants sold separately (included in Exhibit 4.16) (Incorporated by reference to the corresponding exhibit to our Registration Statement on Form S-3 (File No. 333- 81391)).

       4.18 Form of Warrant Agreement for Warrants sold attached to other Securities (Incorporated by reference to the corresponding exhibit to our Registration Statement on Form S-3 (File No. 333- 81391)).

       4.19 Form of Warrant for Warrants sold attached to other Securities (included in Exhibit 4.18).

       4.20 Form of Pledge Agreement (Incorporated by reference to the corresponding exhibit to our Registration Statement on Form S-3 (File No. 333-81391)).

       4.21 Form of Deposit Agreement (Incorporated by reference to the corresponding exhibit to our Registration Statement on Form S-3 (File No. 333-81391)).

       4.22       Form of Depositary Share (included in Exhibit 4.21).

       5.1**      Opinion of Arthur R. Block, Esquire.

       5.2**      Opinion of Davis Polk & Wardwell.

       5.3**      Opinion of Richards, Layton & Finger.

      12.1*** Statement re: Computation of Ratios of Earnings to Fixed Charges and Combined Fixed Charges and Preferred Dividends.

      23.1***     Consent of Deloitte & Touche LLP.

      23.2***     Consent of KPMG LLP.

      23.3        Consent of Arthur R. Block, Esquire (included in Exhibit 5.1).

      23.4        Consent of Davis Polk & Wardwell (included in Exhibit 5.2).

      23.5        Consent of Richards, Layton & Finger (included in Exhibit
                  5.3).

      24.1 Powers of Attorney (included on the signature page of this registration statement).

      25.1*** Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Senior Indenture.

      25.2** Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bankers Trust Company, as Trustee under the Subordinated Indenture.

                                      E-2

      25.3* Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Institutional Trustee for Comcast Corporation Trust I.

      25.4* Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Institutional Trustee for Comcast Corporation Trust II.

      25.5* Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Institutional Trustee for Comcast Corporation Trust III.

-------------------
*    To be filed with subsequent Current Report on Form 8-K.

**   To be filed with subsequent pre-effective amendment.

***  Filed herewith.

                                      E-3